Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 No. 333-248469) of Assembly Biosciences, Inc.,

(2)	Registration Statement (Form S-8 No. 333-173613) pertaining to the Ventrus Biosciences, Inc. 2007 Stock Incentive Plan and the Ventrus Biosciences, Inc. 2010 Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-182167) pertaining to the Ventrus Biosciences, Inc. 2010 Equity Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-198803) pertaining to the Assembly Biosciences, Inc. 2014 Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-213019) pertaining to the Assembly Biosciences, Inc. Amended and Restated 2014 Stock Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-216902) pertaining to certain Non-Qualified Stock Option Agreements dated May 16, 2014,

(7)	Registration Statement (Form S-8 No. 333-219919) pertaining to the Assembly Biosciences, Inc. 2017 Inducement Award Plan,

(8)	Registration Statement (Form S-8 No. 333-226703) pertaining to the Assembly Biosciences, Inc. 2018 Stock Incentive Plan and the Assembly Biosciences, Inc. 2018 Employee Stock Purchase Plan,

(9)	Registration Statement (Form S-8 No. 333-233030) pertaining to the Assembly Biosciences, Inc. 2018 Stock Incentive Plan,

(10)

Registration Statement (Form S-8 No. 333-234580) pertaining to the Assembly Biosciences, Inc. 2019 Inducement Award Plan and the Assembly Biosciences, Inc. Amended and Restated 2014 Stock Incentive Plan,

(11)	Registration Statement (Form S-8 No. 333-248476) pertaining to the Assembly Biosciences, Inc. 2018 Stock Incentive Plan and the Assembly Biosciences, Inc. 2020 Inducement Award Plan, and

(12)

Registration Statement (Form S-8 No. 333-258516) pertaining to the Assembly Biosciences, Inc. 2018 Stock Incentive Plan and the Assembly Biosciences, Inc. Amended and Restated 2018 Employee Stock Purchase Plan;

of our report dated March 11, 2022, with respect to the consolidated financial statements of Assembly Biosciences, Inc. included in this Annual Report (Form 10-K) of Assembly Biosciences, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Redwood City, California

March 11, 2022